UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2017

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 737-7401

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2017, Michael J. Chiaramonte notified the boards of directors of Bay Bancorp, Inc. (the “Company”) and its subsidiary, Bay Bank, FSB (the “Bank”), of his decision to resign, effective immediately, from those boards. Mr. Chiaramonte’s decision was not due to a disagreement with the Company or the Bank on any matter relating to their operations, policies or practices. In connection with the resignation, and in appreciation of his contributions to the Company and the Bank, the Compensation Committee of the Company’s board of directors resolved to accelerate the vesting of 1,996 shares of restricted common stock of the Company that were granted to Mr. Chiaramonte on June 1, 2016 and scheduled to vest on May 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: March 30, 2017	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President and Chief Executive Officer